Exhibit 99.2

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 14, 2012, American Realty Capital Properties, Inc. (“the Company” or “ARCP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital Trust III, Inc. (“ARCT III”), a Maryland corporation, and certain subsidiaries of each company. The Merger Agreement provided for the merger of ARCT III with and into a subsidiary of the Company (the “Merger”). The Merger was completed on February 28, 2013.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each outstanding share of common stock of ARCT III was converted into the right to receive (i) 0.95 of a share of the Company's common stock or (ii) $12.00 in cash, but in no event would the aggregate cash consideration be paid on more than 30% of the shares of ARCT III's common stock issued and outstanding as of immediately prior to the closing of the Merger. In addition, each outstanding unit of equity ownership of the ARCT III operating partnership (“ARCT III OP”) was converted into the right to receive 0.95 of the same class of unit of equity ownership in the Company's operating partnership (the “ARCP OP”). Upon the closing of the Merger on February 28, 2013, 29.2 million shares of ARCT III common stock, or 16.5% of the then outstanding common stock, elected to be paid in cash at $12.00 per share. In addition, 148.2 million shares of ARCT III common stock converted to ARCP shares of common stock at the exchange ratio of 0.95 of a share, resulting in an additional 140.7 million shares of ARCP common stock outstanding after the exchange.

Upon the consummation of the Merger, American Realty Capital Trust III Special Limited Partner, LLC (the “Special Limited Partner”), an affiliate of the AR Capital, LLC, the Company's sponsor (the “Sponsor”), and ARC Properties Advisors, LLC, the Company's external manager (the “Manager”), in connection with management's successful attainment of the 6 % performance hurdle and the return to ARCT III's stockholders of $557.3 million in addition to their initial investment, was entitled to subordinated distributions of net sales proceeds from the ARCT III OP in an amount equal to approximately $98.4 million (the “Subordinated Distribution Amount”). Pursuant to a Contribution and Exchange Agreement, dated as of February 28, 2013 (the “Contribution and Exchange Agreement”), between the ARCT III OP, the ARCP OP and the Special Limited Partner, the Special Limited Partner contributed its special limited partnership interest in the ARCT III OP (with a value equal to the Subordinated Distribution Amount), together with $750,000 in cash, to the ARCT III OP in exchange for an amount of common units of equity ownership of the ARCT III OP (“ARCT III OP Units”) equivalent to 7,318,356 common units of equity ownership of the ARCP OP (“ARCP OP Units”), which were automatically converted into such ARCP OP common units upon consummation of the Merger. The parties have agreed that such ARCP OP Units will be subject to a minimum one-year holding period before being exchangeable into the Company's common stock.

Upon consummation of the Merger, the vesting of the outstanding shares of restricted stock of each of the Company and ARCT III was accelerated.

In connection with the Merger, the Company also has entered into an agreement with the Sponsor and its affiliates to internalize certain functions performed by them prior to the Merger including acquisition, accounting and portfolio management services (the “Internalization”). In connection with the Internalization, (i) the Company and its Sponsor have agreed to terminate the acquisition and capital services agreement dated September 6, 2011, between the two parties, which will eliminate acquisition and financing fees payable by the Company (except with respect to certain enumerated properties that were in the Company's pipeline at the time it entered into the Merger Agreement) and (ii) the Manager agreed to reduce asset management fees from an annualized 0.50% of the unadjusted book value of all of the Company's assets to 0.50% for up to $3.0 billion of unadjusted book value of assets and 0.40% of unadjusted book value of assets greater than $3.0 billion. In addition, the Company agreed to pay $5.8 million for certain furniture, fixtures, equipment, other assets and certain costs associated with the Merger.

On February 14, 2013, ARCT III entered into an $875.0 million unsecured credit facility, which was increased to $1.0 billion on February 28, 2013, with Wells Fargo Bank, National Association acting as administrative agent (the “New Credit Facility”), which the Company assumed as of the consummation of the Merger. Capital One, N.A. and JP Morgan Chase Bank, N.A. will participate as documentation agents and RBS Citizens, N.A., Bank of America, N.A. and Regions Bank will act as syndication agents for the New Credit Facility.

The $1.0 billion unsecured New Credit Facility includes a $600.0 million term loan facility and a $400.0 million revolving credit facility. Loans under the New Credit Facility will be priced at their applicable rate plus 160 to 220 basis points, based upon the Company's current leverage. The Company will have the ability to make fixed rate borrowings under this facility as well.

ARCT III and ARCP are considered to be entities under common control. Both entities’ advisors are wholly owned subsidiaries of the Sponsor of ARCP and ARCT III and its related parties have significant ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the advisors of both companies are contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the sponsor is determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory agreement, which qualifies them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the Merger on the same basis as they were carried by the companies on the Merger date.

The following unaudited pro forma consolidated financial statements are presented as if ARCT III and ARCP had merged in a stock/cash exchange transaction as of December 31, 2012, and the unaudited pro forma Condensed Consolidated Statement of Operations is presented as if ARCT III and ARCP had merged as of January 1, 2012.

This financial statement should be read in conjunction with the Company’s historical financial statements and notes thereto in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013 and ARCT III's historical financial statements and notes thereto filed as an exhibit to this Current Report on Form 8-K. The pro forma Condensed Consolidated Balance Sheet and Statement of Operations along with the notes thereto are unaudited and is not necessarily indicative of what the actual financial position would have been had ARCT III and ARCP merged as of December 31, 2012, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2012

(In thousands)	ARCT III Historical (1)	ARCP Historical (2)	Pro Forma Future Acquisition Adjustments (3)		Pro Forma	Pro Forma Merger Adjustments (4)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$215,196	$34,345	$64,203		313,744	$—		313,744
Buildings, fixtures and improvements	1,130,796	205,930	324,416		1,661,142	—		1,661,142
Acquired intangible lease assets	183,819	28,404	52,081		264,304	—		264,304
Total real estate investments, at cost	1,529,811	268,679	440,700		2,239,190	—		2,239,190
Less: accumulated depreciation and amortization	(31,877)	(24,233)	—		(56,110)	—		(56,110)
Total real estate investments, net	1,497,934	244,446	440,700		2,183,080	—		2,183,080
Cash and cash equivalents	154,125	2,748	(115,700)		41,173	(1,335)	(6)	39,838
Investment securities, at fair value	41,654	—	—		41,654	—		41,654
Restricted cash	1,108	—	—		1,108	—		1,108
Prepaid expenses and other assets	4,197	3,219	—		7,416	2,085	(6)	9,501
Deferred costs, net	10,365	4,991	—		15,356	—		15,356
Assets held for sale	—	665	—		665	—		665
Total assets	$1,709,383	$256,069	$325,000		$2,290,452	$750		$2,291,202

Liabilities and Equity
Mortgage notes payable	$229,360	$35,758	$—		$265,118	$—		$265,118
Derivatives, at fair value	3,830	—	—		3,830	—		3,830
Senior secured revolving credit facility	—	124,604	—		124,604	(124,604)	(7)	—
Unsecured credit facility	—	—	325,000	(5)	325,000	475,312	(8)	800,312
Accounts payable and accrued expenses	5,677	3,782	—		9,459	—		9,459
Deferred rent	3,573	763	—		4,336	—		4,336
Distributions payable	9,946	—	—		9,946	—		9,946
Total liabilities	252,386	164,907	325,000		742,293	350,708		1,093,001
					—	—		—
Series A convertible preferred stock	—	5	—		5	—		5
Series B convertible preferred stock	—	3	—		3	—		3
Convertible equity units	—	—	—		—	—		—
Preferred stock	—	—	—		—	—		—
Common stock	1,769	112	—		1,881	(359)	(9)	1,522
Additional paid-in capital	1,552,263	101,548	—		1,653,811	(448,904)	(10)	1,204,907
Accumulated other comprehensive loss	(3,923)	(11)	—		(3,934)	—		(3,934)
Accumulated deficit	(100,367)	(19,705)	—		(120,072)	—		(120,072)
Total stockholders equity	1,449,742	81,952	—		1,531,694	(449,263)		1,082,431
Non-controlling interests	7,255	9,210	—		16,465	99,305	(11)	115,770
Total equity	1,456,997	91,162	—		1,548,159	(349,958)		1,198,201
Total liabilities and equity	$1,709,383	$256,069	$325,000		$2,290,452	$750		$2,291,202

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of December 31, 2012:

(1)	Reflects the historical Balance Sheet of ARCT III for the period indicated.

(2)	Reflects the historical Balance Sheet of ARCP for the period indicated.

(3)
Adjustments and pro forma balances represent amounts for properties probable to be acquired by ARCP and ARCT III as if they had been acquired as of the beginning of the period with related financing thereon. All properties probable to be acquired are net leased properties whereby the tenant is responsible for all operating expenses of the property. Allocations of the purchase price of the property between asset categories is based on allocations of similar types of assets acquired previously by the companies.

(4)
Adjustments and pro forma balances based on the offering of 0.95 shares of the Company’s common stock for every share of ARCT III’s common stock in addition to other arrangements made with the Company’s advisor in conjunction with the Merger.

(5)
Property acquisitions will be partially financed with proceeds from the Company’s New Credit Facility. The Company has obtained a New Credit Facility that permits borrowing of up to $1.0 billion for the funding of such purchases.

(6)
In conjunction with the Merger and Internalization of certain functions performed for ARCT III by its advisor prior to the Merger, the Company agreed to acquire certain corporate furniture, fixtures, equipment and other assets for $2.0 million. An additional $3.8 million will be paid for transaction and offering related costs in conjunction with the Merger. In addition in conjunction with the Merger, the Sponsor indirectly contributed $0.8 million to the ARCT III OP in exchange for ARCP OP units which represented approximately 56,700 ARCP OP Units after the Merger.

(7)	Adjustment represents repayment of ARCP's existing secured line of credit with borrowings on the New Credit Facility obtained prior to the Merger.

(8)
Adjustment represents repayment of ARCP's existing secured line of credit with borrowings on the New Credit Facility obtained prior to the Merger and borrowings to fund the purchase of 29.2 million shares of ARCT III common stock from its stockholders. The Merger Agreement provided for the purchase of up to 30% of the outstanding shares of ARCT III’s common stock at $12.00 per share. The costs of redeeming these shares was $350.7 million. The Company has obtained a New Credit Facility that permits borrowing of up to $1.0 billion for the funding of such share re-purchases and other corporate debt.

(9)
Represents the exchange of 148.4 million shares of ARCT III common stock representing all remaining shares as of December 31, 2012 after the effect of the shares purchased as described in note (8) above, at an exchange rate of 0.95, equal to 141.0 million shares of ARCP common stock.

(10)	Calculated as follows (in thousands):
	Purchase of 29.2 million shares of ARCT III at $12.00 per share	$350,708
	Issuance of ARCP OP Units to sponsor of ARCT III for incentive fees (a)	98,360
	Issuance of ARCP OP Units to advisor of ARCT III for asset management fees (a)	195
	Less: par value of exchanged shares of ARCT III common stock net of ARCP shares issued	(359)
		$448,904
	(a) See note (11) regarding the issuance of ARCP OP units to the sponsor of ARCT III. Amount represents the amount that will be recorded as an offset to income for this fee.

(11)
The sponsor of ARCT III, through its sole ownership of the Special Limited Partner, is entitled to a subordinated incentive distribution from the ARCT III OP based on the achievement of certain total return to the ARCT III stockholders. Upon the Merger the distribution was calculated to be $98.4 million, which, in accordance with the Contribution and Exchange Agreement, was paid in 7.3 million ARCP OP Units (on a converted basis). In addition, as of December 31, 2012, ARCT III issued ARCT III OP Units to the ARCT III advisor for asset management fees, which contained certain performance conditions that were required to be met before vesting. The performance conditions with respect to such ARCT III OP Units were satisfied in conjunction with the Merger and these ARCT III OP Units converted to 137,771 ARCP OP Units on the Merger date. Amount excludes an additional $8.0 million paid in ARCT III OP units that were converted to 573,419 ARCP OP Units (on a converted basis) which were issued to the ARCT III advisor for asset management fees subsequent to December 31, 2012 that also vested on the Merger date.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2012

(In thousands)	ARCT III Historical(1)	ARCP Historical (2)	Pro Forma Acquisition Adjustments (3)		Pro Forma Future Acquisition Adjustments (4)		Pro Forma	Pro Forma Merger Adjustments (5)		ARCP Pro Forma
Revenues:
Rental income	$48,457	$16,334	$79,458	(6)	$34,750	(6)	$178,999	$—		$178,999
Operating expense reimbursements	1,514	488	—		—		2,002			2,002
Total revenues	49,971	16,822	79,458		34,750		181,001	—		181,001
Operating expenses:
Acquisition related	36,781	3,988	—		—		40,769	(27,138)	(10)	13,631
Merger and transaction related	1,992	2,603	—		—		4,595	(4,595)	(11)	—
Property operating	2,386	1,098	—		—		3,484	—		3,484
Operating fees to affiliates	212	—	—		1,653		1,865	9,331	(12)	11,196
General and administrative	2,831	2,261	—		—		5,092	—	(13)	5,092
Depreciation and amortization	31,378	9,322	56,160	(7)	14,385	(7)	111,245	—		111,245
Total operating expenses	75,580	19,272	56,160		16,038		167,050	(22,402)		144,648
Operating income (loss)	(25,609)	(2,450)	23,298		18,712		13,951	22,402		36,353

Other income (expenses):
Interest expense	(7,500)	(4,356)	(2,491)	(8)	(8,450)	(8)	(22,797)	(9,479)	(14)	(32,276)
Other income, net	958	2	—		—		960	—		960
Total other expenses	(6,542)	(4,354)	(2,491)		(8,450)		(21,837)	(9,479)		(31,316)
Income (loss) from continuing operations	(32,151)	(6,804)	20,807		10,262		(7,886)	12,923		5,037
Net income (loss) from continuing operations attributable to non-controlling interests	30	225	(2,010)	(9)	(992)	(9)	(2,747)	2,260	(9)	(487)
Net income (loss) from continuing operations attributable to stockholders	(32,121)	(6,579)	18,797		9,270		(10,633)	15,183		4,550

Discontinued operations:
Income (loss) from operations of held for sale properties	—	(145)	—		—		(145)	—		(145)
Loss on held for sale properties	—	(600)	—		—		(600)	—		(600)
Net loss from discontinued operations	—	(745)	—		—		(745)	—		(745)
							—			—
Net from discontinued operations attributable to non-controlling interests	—	46	—		—		46	—		46
Net from discontinued operations attributable to stockholders	—	(699)	—		—		(699)	—		(699)
Net income (loss)	(32,151)	(7,549)	20,807		10,262		(8,631)	12,923		4,292
Net income (loss) attributable to non-controlling interests	30	271	(2,010)		(992)		(2,701)	2,260		(441)
Net income (loss) attributable to stockholders	$(32,121)	$(7,278)	$18,797		$9,270		$(11,332)	$15,183		$3,851

Earnings per share:
Basic	$(0.33)	$(0.84)								$0.03
Fully Diluted	$(0.33)	$(0.84)								$0.02

Weighted average common shares:
Basic	98,227,041	9,150,785								150,130,841
Fully Diluted	98,227,041	9,150,785								159,547,585

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	Reflects the historical Statement of Operations of ARCT III for the period indicated. Certain balances have been reclassified to confirm to current presentation.

(2)	Reflects the historical Statement of Operations of ARCP for the period indicated.

(3)	Adjustments reflect the annualization of certain income and expense items for property acquisitions made in 2011 and up to December 31, 2012 as if they were made at the beginning of each period.

(4)
Adjustments and pro forma balances reflect income and expenses related to properties intended to be acquired by ARCP and ARCT as if they had been acquired as of the beginning of the period with related financing thereon. All properties intended to be acquired are net leased properties whereby the tenant is responsible for all operating expenses of the property.

(5)
Adjustments and pro forma balances based on the offering of 0.95 shares of the Company's common stock for every share of ARCT III's common stock in addition to other arrangements made with the Company's advisor in conjunction with the Merger.

(6)
Rental income, operating expense reimbursements and property operating expense adjustments reflect income and expenses for properties as if all properties were acquired during the period by the Company and ARCT III were acquired at the beginning of the period.

(7)
Depreciation and amortization expense adjustment reflects the expense that would have been recorded if all properties acquired by the Company and ARCT III during each period had been acquired as of the beginning of each period.

(8)
Interest expense adjustment reflects the expense that would have been recognized had the properties acquired for which the funding was used by the Company and ARCT III during each period had been acquired as of the beginning of each period. Amounts were calculated based on ending period debt balances and average interest rates for lines of credit and mortgage loans.

(9)	Non-controlling interest adjustment reflects interests of operating partnership unit holders including those issued to the sponsor of ARCT III in conjunction with the Merger.

(10)
Acquisition related adjustment relates to contractual charges from the Manager and ARCT III's advisor for property acquisitions, which will no longer be charged in accordance with the revised management agreement.

(11)
Adjustment related to fees incurred for the Merger which will not be incurred in future operations. Adjustment does not include approximately $98.4 million of incentive distributions to be paid indirectly to ARCT III's sponsor in conjunction with the Merger, which are to be paid in ARCP OP Units, $0.2 million of asset management fees paid to the ARCT III advisor that will be paid in conjunction with the Merger as certain performance requirements had been met on that date, $8.0 million of asset management fees which were issued to the ARCT III advisor in the form of ARCP OP Units subsequent to December 31, 2012 which were also paid on the Merger date, and $23.0 million of estimated Merger related costs mainly related to investment banker, legal, proxy solicitation and accounting fees.

(12)
Fees to affiliate adjustment related to contractual asset management fee of 0.50% of real estate held up to total real estate held of $3.0 billion when the fee decreases to 0.40% of real estate held of more than $3.0 billion.

(13)
General and administrative expenses exclude certain costs such as salary and benefits for certain property acquisition, accounting and property management personnel which will be borne by ARCP after the Merger as well as certain additional costs that may be incurred to manage a larger public company such as legal, accounting, insurance and other costs. Total general and administrative expenses are expected to increase approximately $1.0 million annually.

(14)
Interest expense adjustment reflects interest on an additional $350.7 million borrowing on ARCP's New Credit Facility at the expected interest rate of 2.60% reflecting the repurchase of 29.2 million shares of ARCT III's common stock at $12.00 per share as provided for in the Merger Agreement. The Company has obtained a facility that permits borrowing of up to $1.0 billion for the funding of such share purchases and other corporate debts. This amount is partially offset by a reduction of interest expense for the refinancing of $124.6 million of secured revolving debt at an average interest rate of 3.11% with funds from the New Credit Facility.